SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 11, 2006

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

              Nevada                                           0-7246                                        95-2636730

(State or Other Jurisdiction                       (Commission                                (IRS Employer

          of Incorporation)                                    File Number)                                Identification No.)

103 East Main Street; Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code    304-842-3597

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

no change

(Former Name or Former Address, if Changed Since Last Report)

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 11, 2006, the Registrant received notice from the Nasdaq Office of General Counsel granting Registrant's request for a hearing before the Nasdaq Listing Qualifications Panel.  The hearing will allow the Registrant to appeal the determination by the Nasdaq Listing Qualification Staff to delist the Registrant's securities from The Nasdaq National/Capital Market.  The hearing will be held on Thursday, May 11, 2006. Accordingly, the delisting action referenced in the Nasdaq determination letter to the Registrant has been stayed, pending a final written decision by the Nasdaq Listing Qualifications Panel.

The Registrant has previously reported that its Form 10-K annual report for the year ended December 31, 2005 will be delayed beyond the March 31, 2006 filing date, in order to allow the Registrant to amend and restate prior period financial statements.  The Registrant reported that it had incorrectly included the Registrant's proportionate share of certain revenues and costs in Registrant-sponsored drilling partnerships in its reported results.  The Registrant further reported that because the amounts recorded by the Registrant for its share of partnership revenues and expenses were equal, the Registrant believes that the correction will not have an impact upon the Registrant's net income, earnings per share, cash flow or financial position. Registrant hereby incorporates by reference herein its Form 8-K current report dated March 31, 2006, which includes a copy of its March 31, 2006 press release.

EXHIBIT INDEX

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

The news releases are filed herewith as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date  April 14, 2006

By  /s/ Darwin L. Stump

      Darwin L. Stump

      Chief Financial Officer